SCHEDULED INCREASE RIDER

This rider (“Rider”) becomes a part of the policy to which it is attached (“Policy”). If the Rider is effective after the Policy Date, the effective date for this Rider will be shown on the Policy Specifications. If the provisions of this Rider and those of the Policy do not agree, the provisions of this Rider will apply. Please read it carefully.

Rider Benefit Summary – This Rider provides for scheduled increases in Face Amount to Basic Life Coverage or to any rider that provides for scheduled annual renewable term coverage on the Insured’s life as long as:

•	The Policy or Rider is In Force and this Rider has not terminated.
•	We have approved such increase; if approval is required (see Evidence of Financial Insurability May Be Required).

Each such increase is referred to in this Rider as a Scheduled Increase, and is scheduled for a particular Policy anniversary as shown in the applicable Policy Specifications. The Face Amount of each Coverage Layer contributes to the Total Face Amount and, consequently, to the Policy’s Death Benefit. The Policy’s Death Benefit is determined according to the provisions of the Policy. This Rider has no Accumulated Value of its own, but affects the Policy’s Accumulated Value because the charges for the Rider and the charges for any Scheduled Increase that may result from it are deducted from the Accumulated Value of the Policy.

Evidence of Financial Insurability May Be Required – Evidence of Financial Insurability (“Evidence”) with respect to this Rider means financial documentation required by us at the time we evaluate the Scheduled Increase that is consistent with our financial underwriting standards and practices. Each Scheduled Increase may be subject to our approval based on the Evidence you provide at the time the said increase is evaluated. If Evidence is required for one or more Scheduled Increases, the applicable Policy Specifications will so state. If Evidence is required, the Scheduled Increase will only occur if you provide the required Evidence at least 15 days before said increase is planned to occur, and only if we approve the Scheduled Increase by determining that the Evidence meets our financial underwriting standards and practices. If you fail to provide the required Evidence or if we determine that the Evidence you provide does not meet our financial underwriting standards and practices, we will not approve the Scheduled Increase, and the Scheduled Increase shown in your Policy Specifications will not take effect. We reserve the right to approve an increase for an amount less than the Scheduled Increase, in which case the lesser amount will take effect. When this rider is in effect, Evidence of Financial Insurability may be required for scheduled increases that are generated by any rider that provides for scheduled annual renewable term coverage.

SCHEDULED INCREASES

Scheduled Increase – Each Scheduled Increase is an increase either to Basic Life Coverage or to scheduled annual renewable term coverage on the Insured that is provided by a rider. In the Policy Specifications, Scheduled Increases to Basic Life Coverage are shown in a Table of Scheduled Increases in Basic Life Coverage, and Scheduled Increases to scheduled annual renewable term coverage is shown in a Table of Term Coverage applicable to the rider to which it applies. When a Scheduled Increase to Basic Life Coverage goes into effect, it will become a part of, and be administered according to, the applicable Policy. Likewise, when a Scheduled Increase to scheduled annual renewable term coverage goes into effect, it will become a part of, and be administered according to the rider to which the Scheduled Increase applies.

Changes in Scheduled Increases – Future Scheduled Increases may be forfeited if you:

•	request a decrease or termination of any Coverage Layer that has already gone into effect;
•	decline a Scheduled Increase that has been approved;
•	do not provide Evidence of Financial Insurability; or
•	transfer ownership of the Policy to any person or entity without an insurable interest in the life of the Insured.

The amount of a Future Scheduled Increase will not be forfeited if we:

•	do not approve a Scheduled Increase that requires Evidence; or,
•	do approve an increase for an amount less than the full amount of the Scheduled Increase.

When this rider is in effect, Changes in Scheduled Increases as described above may apply to any rider that provides for scheduled annual renewable term coverage.

R15SIR	Page [1]

We will send you a Supplemental Schedule of Coverage to reflect any change to your Scheduled Increases.

CHARGES

Charge for this Rider – On each Monthly Payment Date, there is a Rider Charge that will be part of the Policy’s Monthly Deduction. Such charges may vary by Class, and for the purpose of this Rider, Class includes the Policy form to which this Rider is attached. The maximum Rider Charge and Rider Duration are shown in the Policy Specifications. We may charge less than such maximum charge. All charges will apply uniformly to all members of the same Class. The Rider Charge will apply whether or not a particular Scheduled Increase goes into effect and regardless of whether any Scheduled Increases stay in effect.

Charges for Scheduled Increases – Any Scheduled Increase that has gone into effect as a result of this Rider may have an associated Coverage Charge, Cost of Insurance Charge and, in the case of a Scheduled Increase in Basic Coverage, an associated Surrender Charge, all of which are shown in your Policy Specifications. The charges for increases in Basic Coverage are described in the Policy. The charges for increases in scheduled annual renewable term coverage are described in the rider, to which the Scheduled Increases apply.

GENERAL PROVISIONS OF THIS RIDER

Insured – As used in this Rider, the Insured means the individual covered under the Policy’s Basic Coverage, as shown in the Policy Specifications.

Effective Dates – This Rider is effective on the Policy Date unless otherwise stated. It will terminate on the earlier of:

•	Your Written Request;
•	The date the Rider or the Policy terminates; or
•	The death of the Insured.

Reinstatement – If the Policy is reinstated, any Scheduled Increases that would have otherwise occurred when the Policy was lapsed will be forfeited. Scheduled Increases that are scheduled to occur after reinstatement will be handled as if the Policy had never lapsed.

Effect of Additional Benefits on Rider Provisions – Your policy may include additional benefits that were added by rider or endorsement. These rider and endorsement forms may include provisions that replace or amend provisions in this contract. Please read this rider and all other forms carefully.

Signed for Pacific Life Insurance Company,

Chairman and Chief Executive Officer	Secretary

[www.PacificLife.com]            [(800) 347-7787]

R15SIR	Page [2]

POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

Summary of Coverages Effective On The Policy Date

R15SIR	Scheduled Increase Rider
R15SIR SP
	Rider Charge: Rider Charge Duration: Rider Effective Date:	$[30.50] Per Month [20] Years [June 1, 2015]

[P12MVP]	Page [1]

POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

Table of Scheduled Increases In Basic Life Coverage

Insured:	[JOHN DOE]

[* Increase is not guaranteed. Evidence of financial insurability will be required.]

	For Each Scheduled Increase First Effective In The Policy Year Shown	Totals For All Scheduled Increases That Have Become Effective By The Policy Year Shown
Policy Year	Face Amount	Face Amount	Coverage Charge
[1	$0	$0	$0
2	100,000[*]	100,000	21.01
3	100,000[*]	200,000	42.32
4	100,000[*]	300,000	63.91
5	100,000[*]	400,000	85.77
6	100,000[*]	500,000	107.94
7	100,000[*]	600,000	130.48
8	100,000[*]	700,000	153.39
9	100,000[*]	800,000	176.68
10	100,000[*]	900,000	200.33
11	100,000[*]	1,000,000	224.40
12	0	1,000,000	224.40
13	0	1,000,000	224.40
14	0	1,000,000	224.40
15	0	1,000,000	224.40
16	0	1,000,000	224.40
17	0	1,000,000	224.40
18	0	1,000,000	224.40
19	0	1,000,000	224.40
20	0	1,000,000	224.40
21	0	1,000,000	224.40
22	0	1,000,000	225.09
23	0	1,000,000	226.50
24	0	1,000,000	228.66
25	0	1,000,000	231.59
26	0	1,000,000	235.32
27	0	1,000,000	239.87
28	0	1,000,000	245.27
29	0	1,000,000	251.55
30	0	1,000,000	258.74
31	0	1,000,000	266.87
32	0	1,000,000	275.29
33	0	1,000,000	283.99
34	0	1,000,000	292.98
35	0	1,000,000	302.28
36	0	1,000,000	311.89
37	0	1,000,000	321.83
38	0	1,000,000	332.11
39	0	1,000,000	342.73
40	0	1,000,000	353.71
41	0	1,000,000	365.07
42	0	1,000,000	376.81
43	0	1,000,000	388.95
44	0	1,000,000	401.50

R15SIR SP	Page [2]

POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

Table of Scheduled Increases In Basic Life Coverage

Continued

Insured:	[JOHN DOE]

[* Increase is not guaranteed. Evidence of financial insurability will be required.]

	For Each Scheduled Increase First Effective In The Policy Year Shown	Totals For All Scheduled Increases That Have Become Effective By The Policy Year Shown
Policy Year	Face Amount	Face Amount	Coverage Charge
45	$0	$1,000,000	$414.47
46	0	1,000,000	427.88
47	0	1,000,000	441.74
48	0	1,000,000	456.07
49	0	1,000,000	470.90
50	0	1,000,000	486.23
51	0	1,000,000	502.07
52	0	1,000,000	518.44
53	0	1,000,000	535.37
54	0	1,000,000	552.88
55	0	1,000,000	570.98
56	0	1,000,000	589.69
57	0	1,000,000	609.04
58	0	1,000,000	629.04
59	0	1,000,000	649.71
60	0	1,000,000	671.09
61	0	1,000,000	693.19
62	0	1,000,000	716.05
63	0	1,000,000	739.68
64	0	1,000,000	764.10
65	0	1,000,000	789.35
66	0	1,000,000	815.46
67	0	1,000,000	842.45
68	0	1,000,000	870.36
69	0	1,000,000	899.22
70	0	1,000,000	929.05
71	0	1,000,000	959.89
72	0	1,000,000	991.77
73	0	1,000,000	1024.73
74	0	1,000,000	1058.81
75	0	1,000,000	1094.05
76	0	1,000,000	1130.48
77	0	1,000,000	1168.15
78	0	1,000,000	1207.09
79	0	1,000,000	1247.35
80	0	1,000,000	1288.97
81	0	1,000,000	1332.01
82	0	1,000,000	1376.50
83	0	1,000,000	1422.50
84	0	1,000,000	1470.06
85	0	1,000,000	1519.22
86	0	1,000,000	1570.05
87+	0	1,000,000	0]

R15SIR SP	Page [3]

POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

Table of Term Coverage Applicable to

Scheduled Annual Renewable Term Rider

[This table will print in lieu of any other Table of Term Coverage applicable to scheduled annual term coverage provided by a rider.]

[*Increase is not guaranteed. Evidence of Financial Insurability will be required.]

Insured:	[JOHN DOE]

Policy Year	Rider Increase Amount	Total Rider Face Amount	Coverage Charge
[1	$0	$0	$0
2	100,000[*]	100,000	30.06
3	100,000[*]	200,000	30.06
4	100,000[*]	300,000	30.06
5	100,000[*]	400,000	30.06
6	100,000[*]	500,000	30.06
7	100,000[*]	600,000	30.06
8	100,000[*]	700,000	30.06
9	100,000[*]	800,000	30.06
10	100,000[*]	900,000	30.06
11	100,000[*]	1,000,000	30.06
12	0	1,000,000	30.06
13	0	1,000,000	30.06
14	0	1,000,000	30.06
15	0	1,000,000	30.06
16	0	1,000,000	30.06
17	0	1,000,000	30.06
18	0	1,000,000	30.06
19	0	1,000,000	30.06
20	0	1,000,000	30.06
21	0	1,000,000	30.96
22	0	1,000,000	31.89
23	0	1,000,000	32.85
24	0	1,000,000	33.83
25	0	1,000,000	34.84
26	0	1,000,000	35.90
27	0	1,000,000	36.98
28	0	1,000,000	38.08
29	0	1,000,000	39.22
30	0	1,000,000	40.40
31	0	1,000,000	41.62
32	0	1,000,000	42.86
33	0	1,000,000	44.15
34	0	1,000,000	45.48
35	0	1,000,000	46.84
36	0	1,000,000	48.25
37	0	1,000,000	49.69
38	0	1,000,000	51.19
39	0	1,000,000	52.73
40	0	1,000,000	54.31
41	0	1,000,000	55.94
42	0	1,000,000	57.61
43	0	1,000,000	59.35
44	0	1,000,000	61.13

R15SIR SP	Page [4]

POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

Table of Term Coverage Applicable to

Scheduled Annual Renewable Term Rider, Continued

Insured:	[JOHN DOE]

[*Increase is not guaranteed. Evidence of Financial Insurability will be required.]

Policy Year	Rider Increase Amount	Total Rider Face Amount	Coverage Charge
45	$0	1,000,000	$62.96
46	0	1,000,000	64.85
47	0	1,000,000	66.80
48	0	1,000,000	68.81
49	0	1,000,000	70.87
50	0	1,000,000	73.00
51	0	1,000,000	75.19
52	0	1,000,000	77.44
53	0	1,000,000	79.78
54	0	1,000,000	82.16
55	0	1,000,000	84.64
56	0	1,000,000	87.18
57	0	1,000,000	89.80
58	0	1,000,000	92.49
59	0	1,000,000	95.26
60	0	1,000,000	98.12
61	0	1,000,000	101.07
62	0	1,000,000	104.11
63	0	1,000,000	107.23
64	0	1,000,000	110.46
65	0	1,000,000	113.77
66	0	1,000,000	117.19
67	0	1,000,000	120.71
68	0	1,000,000	124.33
69	0	1,000,000	128.07
70	0	1,000,000	131.91
71	0	1,000,000	135.87
72	0	1,000,000	139.95
73	0	1,000,000	144.15
74	0	1,000,000	148.47
75	0	1,000,000	152.94
76	0	1,000,000	157.52
77	0	1,000,000	162.25
78	0	1,000,000	167.13
79	0	1,000,000	172.14
80	0	1,000,000	177.31
81	0	1,000,000	182.64
82	0	1,000,000	188.13
83	0	1,000,000	193.77
84	0	1,000,000	199.59
85	0	1,000,000	205.58
86	0	1,000,000	211.75
87+	0	1,000,000	0]

R15SIR SP	Page [5]

POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

[Table of Scheduled Increases

Surrender Charges as of Start of Policy Year

Insured:	[JOHN DOE]

	For Each Scheduled Increase First Effective In The Policy Year Shown	Totals For All Scheduled Increases That Have Become Effective By The Policy Year Shown

Policy Year	Surrender Charge	Surrender Charge	Reduction Factor
[1	$0.00	$0.00	$0.00
2	2,784.75	2,784.75	$0.00
3	2,784.75	5,569.50	1,392.38
4	2,784.75	6,961.87	1,531.62
5	2,784.75	8,215.00	1,670.86
6	2,784.75	9,328.89	1,784.24
7	2,784.75	10,329.40	1,923.48
8	2,784.75	11,190.67	2,062.32
9	2,784.75	11,913.10	2,340.79
10	2,784.75	12,357.06	2,619.26
11	2,784.75	12,522.55	2,784.75
12	0	9,737.80	2,784.75
13	0	6,953.05	1,392.37
14	0	5,560.68	1,253.13
15	0	4,307.55	1,113.89
16	0	3,193.66	1,000.51
17	0	2,193.15	861.27
18	0	1,331.88	722.43
19	0	609.45	443.96
20	0	165.49	165.49
21+	0	0.00	0.00]]

R15SIR SP	Page [6]